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                           SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned, PARK FINANCIAL GROUP LTD., an International Business Company existing and operating under the laws of the British Virgin Islands (the "Company"), and having its registered office at Citco Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands, does hereby constitute and appoint:

                          MR. BERNARDO JIMENEZ BARRERA

domiciled at Av. Roble 565 Ote., Valle del Campestre, Garza Garcia, Nuevo Leon 66265, Mexico, as its true and lawful Attorney-in-Fact, with full powers to represent the Company, in relation to the Company's shareholding in Seminis, Inc., a Delaware corporation ("Seminis"), and in such capacity to negotiate the final terms of, execute and deliver in the name and on behalf of the Company all documents, and to take all other actions, that he in his discretion deems necessary or appropriate as the Company's representative, including but not limited to the execution and delivery of a Contribution Agreement, an Indemnity Agreement, a Stockholders Agreement, and an Escrow Agreement and to sign any and all papers and documents and to do any and all things on behalf of the Company as may be deemed necessary or desirable in connection to the transaction presently scheduled to be signed on the 30th day of May 2003.

IN WITNESS WHEREOF, PARK FINANCIAL GROUP LTD. has caused this Special Power of Attorney to be duly executed this 29th day of May 2003.


                                        PARK FINANCIAL GROUP LTD.


                                        /s/ Nina van den Berg
                                        /s/ Marina Cristiani
                                        --------------------------------------
                                        Tortola Corporation Company Limited
                                        Director




Witness:  /s/ Helene S. Cohen
         ------------------------


                                                    [SEAL]